EXHIBIT 15.2

April 15, 2024

To: China Liberal Education Holdings Limited

7th Floor, Building 5, No. 2 Zhenxing Road, Changping District,

Beijing, People’s Republic of China 102299

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “Item 3 Key Information—D. Risk Factors—Risks Related to Doing Business in China” and “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation” in China Liberal Education Holdings Limited’s annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Lingling Ding

Lingling Ding, Lawyer

Beijing H&J Law Firm

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